UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2016 (February 2, 2016)

Newcastle Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Settlement Agreement (as defined below) set forth under Item 5.02 of this Current Report on Form 8-K, and as qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2016, the Board of Directors (“Board”) of Newcastle Investment Corp. (the “Company”) increased the size of the Board to seven (7) members and appointed Clifford Press as an independent director of the Company. Mr. Press will serve as a Class III Director with a term expiring at the 2017 annual meeting of the stockholders of the Company (the “2017 Annual Meeting”) and will stand for election in that class at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Board also appointed Mr. Press as a member of the Nominating and Corporate Governance Committee of the Board.

Mr. Press was appointed pursuant to a settlement agreement (the “Settlement Agreement”) with BLR Partners LP, a Texas limited partnership (“BLR”), and the other persons listed on Schedule A thereto (together with BLR, the “BLR Group” and each, a “BLR Group Member”). Set forth in this Item 5.02 is a summary of the material terms and conditions of the Settlement Agreement and such description is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

The BLR Group currently beneficially owns in the aggregate 4,443,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), representing approximately 6.66% of the Common Stock issued and outstanding.

The Settlement Agreement provides that, during the Standstill Period (as defined below), if Mr. Press (or any replacement director) is unable or unwilling to serve, resigns or is removed as a director prior to the 2017 Annual Meeting and at such time the BLR Group beneficially owns in the aggregate at least five percent (5.0%) of the Company’s then outstanding Common Stock, the BLR Group will have the ability to recommend a substitute director for Mr. Press who qualifies as “independent” pursuant to the Securities and Exchange Commission (the “SEC”) and New York Stock Exchange listing standards.

The Settlement Agreement also provides that, without the unanimous approval of the Board (including Mr. Press), the size of the Board shall not exceed seven (7) members prior to the 2017 Annual Meeting.

Pursuant to the terms of the Settlement Agreement, the BLR Group has agreed to appear in person or by proxy at each annual or special meeting of stockholders held during the Standstill Period and vote all Common Stock beneficially owned by it in accordance with the Board’s recommendation with respect to nominees for election as directors to the Board and any other matter presented to the stockholders; provided that if the recommendation of Institutional Shareholder Services (“ISS”) or Glass, Lewis & Co. (“Glass Lewis”) differs from the Board's recommendation with respect to any matter other than nominees for election as directors to the Board, the BLR Group will have the right to vote any or all Common Stock beneficially owned by it in accordance with the recommendation of ISS or Glass Lewis solely with respect to such matters.

Pursuant to the Settlement Agreement, Mr. Press has delivered to the Company (and prior to the appointment of any replacement director, such replacement director is required to provide to the Company) an irrevocable resignation letter pursuant to which Mr. Press or any replacement director, as applicable, will immediately resign from the Board and all applicable committees of the Board if any BLR Group Member (or its affiliates) takes any action with any third party in connection with conducting, or otherwise commences, a proxy contest in respect of the 2017 Annual Meeting or provides the Company with a notice of nomination of director(s) in respect of the 2017 Annual Meeting.

Under the terms of the Settlement Agreement, each BLR Group Member has agreed to certain restrictions during the Standstill Period, including, among others (in each case, subject to certain exceptions): (i) acquiring Common Stock in excess of the ownership limitations set forth in the Articles of Amendment and Restatement of the Company, (ii) transferring Common Stock without the consent of the Company (other than (A) transfers to a controlled affiliate or (B) from and after February 6, 2016, certain transfers to third parties in an ordinary course brokers’ transaction), (iii) soliciting proxies with respect to securities of the Company, (iv) forming or joining any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, (v) seeking, or encouraging any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors, (vi) publicly making any offer or proposal with respect to any merger, acquisition, business combination, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale or other similar transaction involving the Company, (vii)  making any public communication in opposition to any transaction approved by the Board, (viii) calling or seeking to call a special meeting of stockholders and (ix) disclosing any intention, plan or arrangement inconsistent with any provision of the Settlement Agreement.

The “Standstill Period” commenced on the date of the execution of the Settlement Agreement and extends until thirty (30) days prior to the deadline for the submission of stockholder nominations for directors for the 2017 Annual Meeting pursuant to the Company’s Bylaws. The Settlement Agreement remains in effect until the expiration of the Standstill Period.

Under the terms of the Settlement Agreement, the Company is required to reimburse the BLR Group, up to $25,000 in the aggregate, for the reasonable, documented out-of-pocket fees incurred by the BLR Group in connection with the negotiation and execution of the Settlement Agreement.

Each of the parties to the Settlement Agreement also agreed to mutual non-disparagement obligations. Mr. Press has delivered a written acknowledgment agreeing to be bound by all current policies, codes and guidelines of the Company applicable to directors.

As of the date of the appointment, Mr. Press has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Mr. Press will receive the standard annual Board compensation for non-employee directors for 2016 (prorated based on the date of his appointment). Standard annual Board compensation for 2016 is comprised of the fees described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2015. As a new non-employee director, and as part of the Company’s standard Board compensation, Mr. Press is also expected to receive a one-time grant of fully-vested options relating to 333 shares of Common Stock with an exercise price equal to the fair market value of Common Stock on the date of grant. These options will be settled in an amount of cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value on the date of grant, unless a majority of the Company's independent directors (other than Mr. Press) approves settlement in shares.

A copy of the Company’s press release announcing the appointment of Mr. Press to the Board and entry into the Settlement Agreement is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 9.01                          Financial Statements And Exhibits
(d)	Exhibits

Exhibit Number	Description
10.1	Settlement Agreement by and among Newcastle Investment Corp. and BLR Partners LP, and the persons listed on Schedule A thereto, dated as of February 2, 2016
99.1	Press Release, dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.
(Registrant)

Date: February 5, 2016	By:	/s/ Justine A. Cheng
Name: Justine A. Cheng
Title: Chief Financial Officer, Chief Operating
Officer & Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Settlement Agreement by and among Newcastle Investment Corp. and BLR Partners LP, and the persons listed on Schedule A thereto, dated as of February 2, 2016
99.1	Press Release, dated February 3, 2016